AEROGROUP INCORPORATED AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheets at September 30, 2006 (Unaudited)
and December 31, 2005 (Audited)	F-2

Consolidated Statements of Operations
for the Nine Months Ended September30, 2006 and 2005 (Unaudited)	F-3
and for the Years Ended December 31, 2005 and 2004 (Audited)

Consolidated Statements of Stockholders
for the Years Ended December 31, 2005 and 2004 (Audited) and
for the Nine Months Ended September 30, 2006 (Unaudited)	F-4

Consolidated Statements of Cash Flows
for the Nine Months Ended September 30, 2006 and 2005 (Unaudited) and
for the Years Ended December 31, 2005 and 2004 (Audited)	F-5

Notes to the Consolidated Financial Statements	F-6 to F-23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
AeroGroup Incorporated

We have audited the accompanying consolidated balance sheet of AeroGroup Incorporated (the “Company”) as of December 31, 2005, and the related consolidated statements of operations, stockholders’ deficiency and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of AeroGroup Incorporated and Subsidiaries as of December 31, 2005, and the results of their operations and their cash flows for the years ended December 31, 2005 and 2004 in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Company continues to generate operating losses and has a significant working capital deficiency as of December 31, 2005. In addition, the Company is in default on substantially all of its outstanding debt. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

On December 15, 2006, the Company sold substantially all of its assets in exchange for the (i) assumption by the purchaser of certain of the Company’s liabilities and (ii) shares of common stock of the purchaser (see Note 8).

New York, New York
December 7, 2006, except for Notes 1 and 8 dated December 15, 2006

AEROGROUP INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2006	2005
	(Unaudited)

ASSETS

Current Assets:
Cash	$1,464	$720
Accounts receivable net of allowance for doubtful accounts of $355,238 at
September 30, 2006 (unaudited) and December 31, 2005.	-	-
Other current assets	14,669	14,669

Total Current Assets	16,133	15,389

Property and Equipment, net	7,089,485	88,000

TOTAL ASSETS	$7,105,618	$103,389

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities:
Accounts payable	$253,640	$200,878
Accrued liabilities	799,613	899,574
Accrued liquidated damages	-	1,074,188
Convertible Debentures, including accrued interest, net of debt discount of $1,268,154 at September 30, 2006 (unaudited) and $1,324,201
at December 31, 2005.	3,340,825	2,355,309
Notes Payable, includes related parties of 294,198 at September 30, 2006 (unaudited) and $359,198 at December 31, 2005	319,198	384,198
Derivative liabilities for conversion options and warrants	19,245,325	1,972,080

Total Current Liabilities	23,958,601	6,886,227

Notes Payable	7,813,003	-

TOTAL LIABILITIES	31,771,604	6,886,227

STOCKHOLDERS' DEFICIENCY:
Preferred stock-$.10 par value; 1,000,000 shares authorized; -
-0- shares issued and outstanding	—	—
Common stock-$.005 par value; 749,500,000 shares authorized; -
749,500,000 and 554,500,000 shares issued and outstanding
at September 30, 2006 (unaudited) and December 31,2005, respectively	3,747,500	2,772,500
Additional paid-in-capital	5,440,058	6,025,058
Accumulated deficit	(33,853,544)	(15,580,396)

TOTAL STOCKHOLDERS' DEFICIENCY	(24,665,986)	(6,782,838)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$7,105,618	$103,389

The accompanying notes are an integral part of these consolidated financial statements.

AEROGROUP INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months Ended
	September 30,		Year Ended December 31,
	2006	2005	2005	2004
	(Unaudited)

REVENUES	$—	$5,142	$5,142	$855,054

OPERATING COSTS:
Operating costs	209,361	119,138	131,710	610,509
General and administrative, including compensatory
element of stock issuance of $144,773 and $-0- for the nine months ended September 30, 2006 and 2005 (unaudited) and $-0- and $389,000 for the years ended December 31, 2005 and 2004	985,696	584,216	680,527	1,346,561

TOTAL OPERATING COSTS	1,195,057	703,354	812,237	1,957,070

LOSS FROM OPERATIONS	(1,195,057)	(698,212)	(807,095)	(1,102,016)

Derivative (losses) gains	(16,914,828)	2,991,691	8,659,065	(1,222,289)
Write-off of liquidated damages	1,074,188	-	-
Interest expense	(923,810)	(3,778,133)	(4,254,371)	(4,508,019)
Other (income) expenses	(2,386)	—	206	23

TOTAL OTHER (EXPENSES) INCOME	(16,766,836)	(786,442)	4,404,900	(5,730,285)

NET (LOSS) INCOME	$(17,961,893)	$(1,484,654)	$3,597,805	$(6,832,301)

Basic net (loss) income per common share	$(0.02)	$(0.00)	$0.01	$(0.02)
Diluted net (loss) income per common share	$(0.02)	$(0.00)	$0.01	$(0.02)
Weighted average number of shares outstanding - Basic	745,214,286	554,500,000	554,500,000	394,636,986
Weighted average number of shares outstanding - Diluted	745,214,286	554,500,000	749,500,000	394,636,986

The accompanying notes are an integral part of these consolidated financial statements.

AEROGROUP INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY

For the Years Ended December 31, 2005 and 2004 and the Nine Months Ended September 30, 2006 (Unaudited)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Deficit	Deficiency

BALANCE - January 1, 2004	360,000,000	$1,800,000	$6,608,558	$(12,345,900)	$(3,937,342)

Stock issued as compensation	194,500,000	972,500	(583,500)	—	389,000
Net loss	—	—	—	(6,832,301)	(6,832,301)

BALANCE - December 31, 2004	554,500,000	2,772,500	6,025,058	(19,178,201)	(10,380,643)

Net income	—	—	—	3,597,805	3,597,805

BALANCE - December 31, 2005	554,500,000	2,772,500	6,025,058	(15,580,396)	(6,782,838)

Stock issued to settle accrued
compensation	122,613,500	613,068	(367,841)	—	245,227
Stock issued for compensation	72,386,500	361,932	(217,159)	—	144,773
Distribution to stockholder	—	—	—	(311,255)	(311,255)
Net loss	—	—	—	(17,961,893)	(17,961,893)

BALANCE - September 30, 2006 - (unaudited)	749,500,000	$3,747,500	$5,440,058	$(33,853,544)	$(24,665,986)

The accompanying notes are an integral part of these consolidated financial statements.

AEROGROUP INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,		Year Ended December 31,
	2006	2005	2005	2004
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(17,961,893)	$(1,484,654)	$3,597,805	$(6,832,301)
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Loss (gain) on derivative liabilities	16,914,828	(2,991,691)	(8,659,065)	1,222,289
Write-off of liquidated damages	(1,074,188)	-
Stock based compensation	144,773	-	-	389,000
Provision for liquidated damages	587,603	349,774	499,778	348,903
Provision for bad debt expense	-	-	-	225,578
Excess of initial derivative liability over debt discount	-	2,558,418	2,577,988	3,531,857
Debt discount amortization	392,916	709,304	814,744	457,512
Changes in operating assets and liabilities:
Accounts receivable	-	-	—	(225,578)
Other assets	-	(11,669)	(11,669)	62,000
Accounts payable	(52,762)	-	(17,517)	113,458
Accrued liabilities	220,689	249,740	230,363	263,779

Net Cash Used in Operating Activities	(828,034)	(620,778)	(967,573)	(443,503)

CASH USED IN INVESTING ACTIVITIES
Purchase of property and equipment	(261,485)	—	—	(88,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Due to related parties, net	(65,000)	(98,526)	(32,876)	37,037
Proceeds from loans	1,155,263	718,330	1,000,195	487,265

Net Cash Provided by Financing Activities	1,090,263	619,804	967,319	524,302

Increase (Decrease) in Cash	744	(974)	(254)	(7,201)

Cash - Beginning of Period	720	974	974	8,175

Cash - End of Period	$1,464	$—	$720	$974

Interest paid	$—	$—	$—	$—
Taxes paid	$—	$—	$—	$—

Non-cash Transactions:
Stock issued to settle accrued compensation	$245,227	$—	$—	$—
Conversion of loan payable to convertible debenture	$—	$376,602	$—	$—

Acquisition of assets for issuance of debt	$6,740,000	$—	$—	$—

Distribution	$311,255	$—	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

AEROGROUP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2006 and 2005 (unaudited)
and Years Ended December 31, 2005 and 2004

NOTE 1 - DESCRIPTION OF BUSINESS AND RECENT DEVELOPMENTS

Background

AeroGroup Incorporated (the “Company" or "AeroGroup") is a Utah corporation, which was incorporated on July 31, 1984 under the name Diversified Resources Group, Inc. The Company was a provider of outsourced military fighter jet pilot training to military personnel, including certain flight support services through December 15, 2006. On December 15, 2006, the Company sold substantially all of its assets discussed below.

Asset Purchase

In June of 2006, the Company, through its subsidiaries, acquired certain assets from three entities (“the Selling Entities”) owned 100% by the Company’s controlling stockholder, Mark Daniels (“Daniels”). The Selling Entities acquired these assets on December 29, 2005 from an unrelated entity in exchange for assets with a fair value of $4,540,000 and a promissory note of $2,200,000. The assets acquired included two Mig 29 Aircraft and four flight simulators and certain intellectual assets. The Selling Entities obtained appraisals from certified independent appraisers dated December 2005, which valued the aircrafts and simulators at $6,740,000.

As consideration for the purchase of these assets, the Company (i) assumed indebtedness of $1.1 million owed to Daniels by the Selling Entities, (ii) assumed obligations under a promissory note in the principal amount of $2.2 million, with interest at 8% per annum, which was originally issued in December 2005, in connection with the acquisition of aircraft and simulators by the Selling Entities, and (iii) issued a $3,440,000 unsecured promissory note to Daniels. The $1.1 million due to Daniels is collateralized by the Company’s assets and are guaranteed by its subsidiaries.

In reviewing the above transaction, management determined that it had purchased a group of assets, rather than acquiring a business. The acquired assets had not been used by the Selling Entities and indicators of a business were not acquired, such as customer lists, contracts or employees. Since the Company and the Selling Entities are commonly controlled, the recorded value of the assets purchased for accounting purposes is limited to the Selling Entities carrying value of the assets, which totaled $6,740,000 in June of 2006. The difference between the consideration provided to the Selling Entities of $7,051,255, inclusive of accrued interest assumed of $311,255, and the carrying value of the assets sold of $6,740,000 was $311,255. This amount was recorded as a distribution in June of 2006. Prior to this asset purchase, the Company did not have any business transactions with the Selling Entities.

Sale of Assets

On December 15, 2006, pursuant to an Asset Purchase Agreement dated July 14, 2006, as amended, the Company sold substantially all of its assets to Tactical Air Defense Services, Inc., an unrelated a publicly-traded Nevada corporation (“TADS”), as more fully described in Note 8. After this sale, the Company’s material asset consists of shares of common stock of TADS, which, at December 15, 2006, constitutes a majority of the then outstanding shares of TADS common stock.

Unaudited Interim Financial Statements

The accompanying Consolidated Balance Sheet as of September 30, 2006, Consolidated Statements of Operations and Cash Flows for the nine months ended September 30, 2006 and 2005 and Consolidated Statements of Stockholders’ Deficiency for the nine months ended September 30, 2006 are unaudited. The unaudited financial statements include all adjustments (consisting of normal recurring adjustments), which are, in the opinion of management, necessary for a fair presentation of such financial statements. The results of operations for the nine months ended September 30, 2006, are not necessarily indicative of the future results to be expected for the entire fiscal year or for any other period.

AEROGROUP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2006 and 2005 (unaudited)
and Years Ended December 31, 2005 and 2004

NOTE 1 - DESCRIPTION OF BUSINESS AND RECENT DEVELOPMENTS (Continued)

Going Concern and Management's Plan

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate the continuation of the Company as a going concern. However, as shown in the accompanying consolidated financial statements, the Company has incurred losses from operations since inception, does not have revenues, and does not have any capital. Management anticipates incurring substantial additional losses in 2006.

As discussed above, on December 15, 2006, TADS acquired all of the assets of AeroGroup and assumed certain contracts in exchange for the assumption by TADS of certain liabilities of the Company and 14,989,800 of restricted shares of TADS. Commencing with the completion of the transaction AeroGroup has no business operations and its assets substantially consist of the TADS restricted stock. In all, approximately $1.1 million of secured indebtedness and $7.5 million of unsecured convertible indebtedness were assumed by TADS. Liabilities of approximately $4.4 million were not assumed by TADS and will remain a liability of the Company. Substantially all of the derivative liabilities associated with the Debentures and Warrants were also eliminated as part of the transaction with TADS. The Company’s operations and business plan will be continued by TADS.

Management believes the Company and/or TADS as successor can raise adequate capital to keep the Company functioning to the end of 2006 including additional modifications to its aircraft necessary to make them operational. Management also believes that it still needs substantial capital in order to carry out its plans, which is to become a civilian provider of outsourced military aviation services which include fighter jet pilot training, operational deployment training, aviator combat support and close air support for “Forward Controllers,” and the Company does not have any financing commitments. No assurance can be given that the Company can obtain additional working capital, or if obtained, that such funding will not cause substantial dilution to stockholders of the Company. All of the factors discussed above raise substantial doubt about the Company’s ability to continue as a going concern. During 2005, the Company raised from various stockholders approximately $1,100, 000 through the issuance of convertible debt securities and warrants. From the period January 1, 2006 through November 30, 2006, the Company has raised from various financing sources approximately $642,000 through the issuance of convertible debt securities and received other loans of approximately $909,000 from various investors.

These consolidated financial statements do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary as a result of the above uncertainty.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Genesis Acquisition, Inc., Resource Financial Holdings Acquisition, Inc., OneSource Acquisition, Inc., and Air-One Acquisition, Inc. All significant intercompany transactions have been eliminated.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities in the consolidated financial statements and accompanying notes. The most significant estimates relate to allowances, useful lives of property and equipment, contingencies, revenue recognition and valuation of derivative instruments. Actual results could differ from those estimates.

AEROGROUP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2006 and 2005 (unaudited)
and Years Ended December 31, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

The Company maintains an allowance for uncollectible accounts receivable for estimated losses resulting from customers’ failure to make payments on accounts receivable due to the Company. Management determines the estimate of the allowance for uncollectible accounts receivable by considering a number of factors, including: (1) historical experience, (2) aging of the accounts receivable and (3) specific information obtained by the Company on the financial condition and the current creditworthiness of its customers. If the financial condition of the Company’s customers were to deteriorate and reduce the ability of the Company’s customers to make payments on their accounts, the Company may be required to increase its allowance by recording additional bad debt expense. Likewise, should the financial condition of the Company’s customers improve and result in payments or settlements of previously reserved amounts, the Company may be required to record a reduction in bad debt expense to reverse the recorded allowance. A provision for estimated losses on returns and allowances is recorded at the time of sale based on historical experience.

Property and Equipment

Property and equipment procured in the normal course of business is stated at cost. Property and equipment purchased from the Selling Entities is stated at the Selling Entities carrying value as these entities were controlled by the Company’s controlling stockholder. The provision for depreciation of operating equipment is computed on the straight line method applied to each unit of property over the shorter of their estimated useful lives, generally twenty to thirty years, or the term of a capital lease, if applicable when the assets are placed into service. Leasehold improvements are being amortized over the shorter of their useful life or the remaining lease term. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation of these assets are removed from the accounts and the resulting gains or losses are reflected in the results of operations..

As of September 30, 2006 and December 31, 2005, the Company did not have any assets placed into service. As a result, there was no depreciation expense for the nine months ended September 30, 2006 and 2005 (unaudited) and for the years ended December 31, 2005 and 2004.

The two MIG29 aircraft are stationed in the Ukraine awaiting for disassembly and shipment to the United States. Additional modifications are necessary to make them operational.

Fair Value of Financial Instruments

The recorded carrying values of accounts receivable, accounts payable and interest bearing indebtedness approximate the fair value of such financial instruments. The derivative liabilities are recorded at fair value and are marked-to-market at each balance sheet date.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term investments with original maturities of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of September 30, 2006 (unaudited) and December 31, 2005.

Concentration of Credit Risk

The Company places its cash in what it believes to be creditworthy financial institutions. However, cash balances may exceed FDIC insured levels at various times during the year.

AEROGROUP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2006 and 2005 (unaudited)
and Years Ended December 31, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal Of Long-Lived Assets," the Company reviews the carrying amount of long-lived assets on a regular basis for the existence of facts or circumstances, both internally and externally, that suggest impairment. The Company determines if the carrying amount of a long-lived asset is impaired based on anticipated undiscounted cash flows before interest from the use of the asset. In the event of impairment, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined based on appraised value of the assets or the anticipated cash flows from the use of the asset, discounted at a rate commensurate with the risk involved.

Income Taxes

The Company provides deferred taxes on the tax effects of differences between the financial reporting and tax bases of the Company's assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to be reversed. The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Income tax expense consists of the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Revenue Recognition

Revenue is recognized once four criteria are met: (1) the Company must have persuasive evidence that an arrangement exists; (2) services have been performed and accepted by the Customer, (3) the price must be fixed and determinable; and (4) collectibility must be reasonably assured.

The Company had minor service revenue associated with outsourced military training and support services, which was recognized as the services were rendered.

Net (Loss) Income Per Share of Common Stock

Basic net (loss) income per share of common stock are computed by dividing net (loss) income available to common stockholders by the weighted average number of shares of common stock outstanding during the periods presented.

Diluted net (loss) income per share reflects per share amounts that result if dilutive common stock equivalents are converted to common stock. Common stock equivalents, consisting of convertible debt, options and warrants, discussed in Note 6, were not included in the calculation of diluted (loss) income per share for the nine months ended September 30, 2006 and 2005 (unaudited) and the years ended December 31, 2005 and 2004 because their inclusion would have had been anti-dilutive.

AEROGROUP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2006 and 2005 (unaudited)
and Years Ended December 31, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net (Loss) Income Per Share of Common Stock (continued)

	Nine Months Ended		Year Ended
	September 30,		December 31,
	2006	2005	2005	2004
	(unaudited)
Numerator:
Net (loss) income - numerator for basic income (loss) per share income available to common stockholders	$(17,961,893)	$(1,484,654)	$3,597,805	$(6,832,301)

Effect of dilutive securities:
Interest related to Debentures	N/A	N/A	4,254,371	N/A
Derivative gain - Debentures	N/A	N/A	(4,390,005)	N/A

Numerator for diluted (loss) income per share - loss attributable to common stockholders after assumed conversions	(17,961,893)	(1,484,654)	3,462,171	(6,832,301)

Denominator:
Denominator for basic (loss) income per share - weighted average shares	745,214,286	554,500,000	554,500,000	394,636,986
Effect of diluted securities:
Convertible debentures and accrued interest(a)	N/A	N/A	195,000,000	N/A
Warrants	N/A	N/A	N/A	N/A

Total potentially dilutive securities	745,214,286	554,500,000	749,500,000	394,636,986

Denominator for diluted (loss) income per - adjusted weighted average shares and assumed Conversions	745,214,286	554,500,000	749,500,000	394,636,986

Basic net (loss) income per share	$(0.02)	$(0.00)	$0.01	$(0.02)

Diluted net (loss) income per share	$(0.02)	$(0.00)	$.01	$(0.02)

(a)	number of additional dilutive common shares was limited so that the denominator for diluted net income per share did not exceed the number of authorized common shares of 749,500,000.

Convertible Notes and Warrants

The Company accounts for conversion options embedded in convertible notes in accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") and Emerging Issues Task Force ("EITF") 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF 00-19"). SFAS 133 generally requires companies to bifurcate conversion options embedded in convertible notes from their host instruments and to account for them as free standing derivative financial instruments in accordance with EITF 00-19. SFAS 133 provides for an exception to this rule when convertible notes, as host instruments, are deemed to be conventional as that term is described in the implementation guidance under Appendix A to SFAS 133 and further clarified in EITF 05-2 "The Meaning of "Conventional Convertible Debt Instrument" in Issue No. 00-19.”

The Company accounts for convertible notes deemed conventional and conversion options embedded in non-convertible notes which qualify as equity under EITF 00-19, in accordance with the provisions of Emerging Issues Task Force Issue ("EITF") 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features," and EITF 00-27 "Application of EITF 98-5 to Certain Convertible Instruments," Accordingly, the Company records, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption.

AEROGROUP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2006 and 2005 (unaudited)
and Years Ended December 31, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Convertible Notes and Warrants (continued)

The Company accounts for embedded conversion options in non-conventional convertible notes which do not qualify as equity under EITF 00-19, as derivative liabilities. Accordingly, the Company determines the fair value (as determined through a lattice model) of these embedded derivatives (usually conversion options and redemption rights). Such fair value is recorded as a debt discount up to the proceeds of the debt and any amount in excess of the proceeds of the debt is charged to operations at the security issuance date.

The Company's Debenture Notes host embedded conversion options that are deemed to be derivative financial instruments which have been accounted for as derivative liabilities (Note 3).

The Company accounts for the issuance of common stock purchase warrants issued and other free standing derivative financial instruments in accordance with the provisions of EITF 00-19. Based on the provisions of EITF 00-19, the Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) gives the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company) and (ii) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). All of the outstanding warrants have been classified as free standing derivative liabilities (Note 3).

Non-Employee Stock Based Compensation

The Company accounts for stock based compensation awards issued to non-employees for services, as prescribed by SFAS No. 123R, at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in EITF 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services."

Warrants and options issued to non-employees for services in which performance by the counterparty is complete, are accounted for as free standing derivative financial instruments in accordance with EITF 00-19.

Recently Issued Accounting Pronouncements

In January 2003, Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). This interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," provides guidance for identifying a controlling interest in a variable interest entity ("VIE") established by means other than voting interest. FIN 46 also required consolidation of a VIE by an enterprise that holds such controlling interest. In December 2003, the FASB completed its deliberations regarding the proposed modifications to FIN No. 46 and issued Interpretation Number 46R, "Consolidation of Variable Interest Entities - an interpretation of ARB 51" ("FIN No. 46 R"). The decisions reached included a deferral of the effective date and provisions for additional scope exceptions for certain types of variable interests. Application of FIN No. 46R is required in financial statements of public entities that have interests in VIEs or potential VIEs commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public issuers' entities is required in all interim and annual financial statements for periods ending after December 15, 2004. The adoption of this pronouncement did not have a material effect on the Company's financial statements.

AEROGROUP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2006 and 2005 (unaudited)
and Years Ended December 31, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (continued)

In December 2004, the FASB issued SFAS No. 123R "Share Based Payment". This statement is a revision of SFAS Statement No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. SFAS 123R addresses all forms of share based payment ("SBP") awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, SBP awards result in a cost that will be measured at fair value on the awards' grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations for stock-based compensation expense. SFAS 123R is effective for public entities that file as small business issuers as of the beginning of the first annual reporting period of the fiscal year that begins after December 15, 2005. The adoption of this pronouncement did not result in the recognition of stock based compensation expense in the Company's financial statements as the Company did not have any options outstanding.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets". SFAS 153 amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after December 15, 2004. The provisions of this Statement are intended be applied prospectively. The adoption of this pronouncement did not have a material effect on the Company's financial statements.

EITF Issue No. 04-8, "The Effect of Contingently Convertible Instruments on Diluted Earnings per Share." The EITF reached a consensus that contingently convertible instruments, such as contingently convertible debt, contingently convertible preferred stock, and other such securities should be included in diluted earnings per share (if dilutive) regardless of whether the market price trigger has been met. The consensus became effective for reporting periods ending after December 15, 2004. The adoption of this pronouncement did not have material effect on the Company's financial statements.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3"("SFAS 154"). This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of this pronouncement did not have a material effect on the Company's financial statements.

AEROGROUP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2006 and 2005 (unaudited)
and Years Ended December 31, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (continued)

On June 29, 2005, the EITF ratified Issue No. 05-2, "The Meaning of `Conventional Convertible Debt Instrument' in EITF Issue No. 00-19, `Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.'" EITF Issue 05-2 provides guidance on determining whether a convertible debt instrument is "conventional" for the purpose of determining when an issuer is required to bifurcate a conversion option that is embedded in convertible debt in accordance with SFAS 133. Issue No. 05-2 is effective for new instruments entered into and instruments modified in reporting periods beginning after June 29, 2005. The adoption of this pronouncement did not have a material effect on the Company's financial statements, since the Company has accounted for its embedded derivatives as liabilities in accordance with FASB No. 133 and EITF 00-19.

In September 2005, the FASB ratified the Emerging Issues Task Force's ("EITF") Issue No. 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues," which addresses whether a modification to a conversion option that changes its fair value affects the recognition of interest expense for the associated debt instrument after the modification and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment if a debt modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt). This issue is effective for future modifications of debt instruments beginning in the first interim or annual reporting period beginning after December 15, 2005. The adoption of this pronouncement did not have a material effect on the Company's financial statements.

In September 2005, the FASB also ratified the EITF's Issue No. 05-8, "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature," which discusses whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference arising from the intrinsic value of the beneficial conversion feature on the commitment date (which is recorded in stockholder's equity for book purposes, but as a liability for income tax purposes), and, if so, whether that basis difference is a temporary difference under SFAS No. 109, "Accounting for Income Taxes." This Issue should be applied by retrospective application pursuant to Statement 154 to all instruments with a beneficial conversion feature accounted for under Issue 00-27 included in financial statements for reporting periods beginning after December 15, 2005. The adoption of this pronouncement did not have a material effect on the Company’s financial statements.

AEROGROUP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2006 and 2005 (unaudited)
and Years Ended December 31, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (continued)

In February 2006, the FASB issued SFAS No. 155 "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140" ("SFAS 155"). SFAS 155 addresses the following: a) permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; b) clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133; c) establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; d) clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and e) amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. FAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company is currently evaluating the requirements of FAS 155, but does not expect that the adoption of this pronouncement will have a material effect on its financial statements.

In March 2006, the FASB issued SFAS 156 - "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140" ("SFAS 156"). SFAS 156 is effective for the first fiscal year beginning after September 15, 2006. SFAS 156 changes the way entities account for servicing assets and obligations associated with financial assets acquired or disposed of. The Company has not yet completed its evaluation of the impact of adopting SFAS 156 on its results of operations or financial position, but does not expect that the adoption of SFAS 156 will have a material impact.

In September 2006, the FASB issued SFAS No. 158, “Employers Accounting for a Defined Pension and Other Postretirement Plan an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (“SFAS No.158”). This standard requires employers to recognize the underfunded or overfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income. Additionally, SFAS No. 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS No. 158 are effective for fiscal years ending after December 15, 2006, as defined. The new measurement date requirement applies for fiscal years ending after December 15, 2008. The Company does not anticipate that adoption of this standard will have a material impact on its financial position, results of operations or its cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”, (“SFAS 157”). This Standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued in for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The adoption of SFAS 157 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The Company does not expect that the impact of adopting SAB No. 108 will have a material effect on its financial statements.

In June 2006, the FASB issued Interpretation Number 48 ("FIN 48"), ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES--AN INTERPRETATION OF FASB STATEMENT NO. 109. The interpretation contains a two step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. Effective for the Company beginning January 1, 2007, FIN 48 is not expected to have any impact on the Company's financial position, results of operations or cash flows.

AEROGROUP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2006 and 2005 (unaudited)
and Years Ended December 31, 2005 and 2004

NOTE 3- CONVERTIBLE DEBENTURES

During the period May 2002 through December 31, 2005, the Company sold 12% Convertible Debentures (“Debentures”), along with Debenture Warrants to purchase 333,333 shares of common stock of the Company for each $1 of Debentures.

Debentures and Debenture Warrants as of December 31, 2005 consist of the following:

	Debentures	Debenture Warrants
2002	$250,000	83,333,333
2003	1,091,199	340,399,747
2004	487,265	162,421,667
2005	1,376,797	482,265,553

Total Principal	3,205,261	1,068,420,300
Accrued interest	474,249
Unamortized Debt Discount	(1,324,201)

Net Carrying Value	$2,355,309

Included in principal at December 31, 2005 is $366,602 due to the Company’s majority stockholder which was converted in 2005 from shareholder loans to Convertible Debentures notes.

Debentures and Debenture Warrants as of September 30, 2006 (unaudited) consist of the following:

	Debentures	Debenture Warrants
Total Principal at December 31, 2005	$3,205,261	1,068,420,300
Issuances-2006	642,236	68,686,667

Total Principal	3,847,497	1,137,106,967
Accrued interest	761,482
Unamortized Debt Discount	(1,268,154)

Net Carrying Value	$3,340,825

The Debentures bear interest at 12% per annum on a simple non-compounded basis and were due and payable in three years from their respective issuance date. The Company is currently in default on most of these Debentures and has received a waiver extending the maturity date of certain of the notes through January 31, 2007. Most of the Debentures  and related accured interest are convertible, at the holder's option, into shares of Common Stock at a conversion rate equal to $0.003. The holder may accelerate the maturity date of the Debentures following the occurrence of customary events of default.

As of December 31, 2005 and September 30, 2006 (unaudited), all of the principal and accrued interest related to the convertible debentures has been classified as a current liability as they are either in default or due within one year.

AEROGROUP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2006 and 2005 (unaudited)
and Years Ended December 31, 2005 and 2004

NOTE 3- CONVERTIBLE DEBENTURES (Continued)

The Debenture Warrants are exercisable at per share exercise prices of $0.01 and $0.003 per share of common stock, are exercisable immediately up until the fifth anniversary of the initial warrant date, and such exercise price subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, issuance of convertible securities, sale of Common Stock and spin-offs. Pursuant to a September, 2006 agreement, all dilutive adjustments have been waived by the holders of the warrants from inception through January 31, 2007.

The Company does not have sufficient authorized and unissued common stock to settle conversion and exercises under the Debentures and Debenture Warrants. In accordance with EITF issue No. 00-19 "Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company's Own Stock", the Company has classified all of its conversion options embedded in its Debentures and the Debenture Warrants as derivative obligations. These derivative liabilities are measured at fair value with changes in fair value reported in operations as long as they remain classified as liabilities. The Company reassesses the classification at each balance sheet date. If the classification required under EITF No. 00-19 changes as a result of events during the period, the contract should be reclassified as of the date of the event that caused the reclassification.

The Company values the derivative obligations using the Lattice Model and uses the Black-Scholes Pricing Model for its warrant derivatives. The Company values the initial derivative obligations at the date of grant/issuance and records a debt discount up to the amount of the proceeds of the Debentures. Any excess of the value of the derivative obligations at issuance/grant date over the proceeds of the Debenture is immediately charged to interest expense.

During the years ended December 31, 2005 and 2004, $2,577,988 and $3,531,857, respectively, was charged to interest expense related to the excess discussed above.

The fair value of all of the Company’s derivative obligations on December 31, 2005 totaled $1,972,080. The change in the fair value of the derivative liabilities during the years ended December 31, 2005 and 2004 resulted in a gain of $8,659,065 on derivative obligations for the year ended December 31, 2005 and a loss of $1,222,289 on derivative obligations for the year ended December 31, 2004.

Debentures Issued January 1, 2006 - September 30, 2006

Between January 1, 2006 and September 30, 2006, the Company issued to investors $200,060 aggregate principal amount of its 12% Convertible Debentures convertible into 66,686,667 shares of the Company’s common stock and warrants to purchase 66,686,667 shares of Common Stock at a per share exercise price of $.003 per share. The terms of these securities are the same as the securities issued in 2005. The Debentures mature three years from the issue date.

Between January 1, 2006 and September 30, 2006, the Company issued to an investor $422,176 aggregate principal amount of 8% Convertible Debentures convertible into 938,168 shares at conversion price of $.45 per share. The Debentures mature three years from the issue date. Under the terms of the Debentures, the Company is prohibited from making any distribution to its stockholders without the Debenture holders' consent.

AEROGROUP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2006 and 2005 (unaudited)
and Years Ended December 31, 2005 and 2004

NOTE 3- CONVERTIBLE DEBENTURES (Continued)

Between January 1, 2006 and September 30, 2006, the Company issued to an investor $20,000 aggregate principal amount of its 12% Convertible Debentures and warrants to purchase 2,000,000 shares of Common Stock at a per share exercise price of $.01 per share. The Debentures are convertible at $.01 per share. The terms of these securities are substantially the same as the securities issued in 2005. The Debentures mature three years from the issuance date.

The gross proceeds of the total convertible debt issued in between January 1, 2006 and September 30, 2006 of $642,236 were recorded net of a debt discount of $358,417. The Debenture Warrants were initially valued at $178,413 and the embedded derivatives were valued at $180,004.

The fair value of all of the Company’s derivative obligations on September 30, 2006 totaled $19,245,325 (unaudited). The change in the fair value of the derivative liabilities during the nine months ended September 30, 2006 resulted in a loss of $16,914,828 (unaudited) on derivative obligations.

Registration Rights

In connection with the issuance of the Convertible Debentures, the Company was required to file a Registration Statement to register the shares of Common Stock issuable upon the conversion of the Debentures and the exercise of the Debenture Warrants. The Company will be obligated to the pay the holders of the Debentures certain liquidated damages in the event the shares are not registered within sixty days of the date of issuance. The Company has not filed the Registration Statement and therefore must pay the holders of the Debentures liquidated damages in the aggregate amount equal to two percent (2%) for each (thirty) days (or part thereof) per month until such Registration Statement is filed and declared effective. As of December 31, 2005, the Company has accrued $1,074,188 in liquidated damages. In September of 2006, the holders of Debentures waived and agreed to postpone this registration requirement through January 31, 2007. During the quarter ended September 30, 2006, the Company eliminated the accrued liability which resulted in a gain of $1,074,188.

NOTE 4- LOANS AND NOTES PAYABLE

The following table summarizes the Loans and Notes Payable at September 30, 2006 (unaudited) and December 31, 2005:

	September 30, 2006	December 31, 2005
Promissory note (1)	$2,200,000	$-
Secured promissory note (2)	1,100,000	-
Secured promissory note (3)	3,440,000	-
Promissory note (4)	250,000	-
Demand loan (5)	25,000	25,000
Related party loan (6)	294,198	359,198
Loans payable (7)	511,748	-
Accrued interest on assumed notes	311,255	-
	8,132,201	384,198
Less: current portion of Notes and Loans payable	(319,198)	(384,198)

Long-term portion of Loans and Notes payable	$7,813,003	$-

In connection with the Asset Purchase Agreement entered into in June 2006, the Company incurred the following debt:

(1) A $2,200,000 Promissory Note that was incurred by the Selling Entities in connection with the acquisition by the Selling Entities of the two MIG 29 aircraft and flight simulators that were ultimately acquired by Aerogroup. Under the terms of the Note Payable, the Note has a principal balloon payment in thirty-six months of the original agreement which was dated December 31, 2005. Interest is payable at a rate of eight percent per annum. There is no penalty for payment before the maturity date. This note was assumed by TADS as part of the acquisition by TADS (Note 8) and the debt is convertible into TADS common Stock at a price of $0.50 per share during the one month period prior to the maturity date.

(2) A $1,100,000 Secured Promissory Note reflecting indebtedness was incurred by the Selling Entities related to indebtedness owed to Daniels by the Selling Entities. Under the terms of the Note, the Note is due in installments beginning on July 1, 2008, and monthly thereafter, to and including June 30, 2011 (“the “Maturity Date”), the Company shall pay to the Note holder a total of thirty-six (36) monthly installments of principal, each in the amount of $30,555, each installment of principal to be accompanied by payment of accrued and unpaid interest on the then unpaid principal balance of the Note. Interest is payable at a rate of 12% percent per annum. The Note is guaranteed by the Company’s subsidiaries and collateralized by all of the Company’s assets. This note was assumed by TADS as part of the acquisition by TADS (Note 8) and the debt is convertible into TADS common stock at $.50 per share.

AEROGROUP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2006 and 2005 (unaudited)
and Years Ended December 31, 2005 and 2004

NOTE 4- LOANS AND NOTES PAYABLE (Continued)

(3) A $3,440,000 Secured Promissory Note issued in connection with the Asset Purchase Agreement dated June 16, 2006. Under the terms of the Note, the Note is due in installments beginning on June 16, 2008, and monthly thereafter, to and including June 16, 2011 (“the “Maturity Date”), the Company shall pay to the Note holder a total of thirty-six (36) monthly installments of principal, each in the amount of $95,555, each installment of principal to be accompanied by payment of accrued and unpaid interest on the then unpaid principal balance of the Note. Interest is payable at a rate of twelve percent per annum. This Note was not assumed by TADS in connection with the November 14, 2006 asset sale (Note 8) and is due and payable by Aerogroup.

(4) In April 2006, as part of a settlement agreement with a former employee, the Company issued an unsecured Promissory Note in the amount of $250,000. Under the terms of the Note, the Note is due in installments beginning on April 13, 2008, and monthly thereafter, to and including April 13, 2011 (“the “Maturity Date”), the Company shall pay to the Note holder a total of thirty-six (36) monthly installments of principal, each in the amount of $6,944, each installment of principal to be accompanied by payment of accrued and unpaid interest on the then unpaid principal balance of the Note. Interest is payable at a rate of twelve percent per annum. The Note is guaranteed and secured by the Aerogroup Subsidiaries, and collateralized by the Company’s assets. The Note was assumed as part of the acquisition by TADS (Note 8) and will become convertible into TADS stock at $0.50 per share

(5) As of December 31, 2005 and September 30, 2006 (unaudited), the Company has a demand loan outstanding payable to a related party which aggregates $25,000. This loan does not provide for interest. This note was assumed pursuant to the TADS acquisitions (Note 8).

(6) The Company had outstanding obligations payable to two related parties totaling $356,198 at December 31, 2005 and $294,198 at September 30, 2006 (unaudited). These loans are payable when the Company has the available funds and do not provide for interest. These loans were not assumed as part of the acquisition by TADS (Note 8). No interest was imputed on these loans, as such amount was not considered to be material to these financial statements.

AEROGROUP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2006 and 2005 (unaudited)
and Years Ended December 31, 2005 and 2004

NOTE 4- LOANS AND NOTES PAYABLE (Continued)

Notes Payable Issued January 1, 2006 - September 30, 2006

(7) Between January 1, 2006 and September 30, 2006, the Company received proceeds of loans totaling $511,748 from various investors. These loans are unsecured and do not provide for interest. Commencing with the closing of the TAD’s transaction, these notes are convertible into TADS common stock at conversion prices ranging from $.45 to $1.00 per share and provide for warrants to purchase 458,547 shares of TADS common stock at an exercise price of $1.00 per share.

NOTE 5 - INCOME TAXES

There is no provision for income taxes for the year ended December 31, 2004 as a result of net operating loss for 2004. Although the 2005 net income was $3,597,805, there was no provision for income taxes for the year ended December 31, 2005 as the derivative gain of $8,659,065 is not taxable and is considered a permanent difference. The Company’s net operating loss carryforward approximates $6,691,000 at December 31, 2005 and expires during the years 2012 - 2023. Utilization of the loss is limited under Internal Revenue Code section 382. The benefit of the net operating loss has been fully reserved by a valuation allowance of $2,676,000. The Company has not filed its corporate tax returns for 2003 through 2005; however, management believes there is no tax liability at December 31, 2005 or September 30, 2006.

NOTE 6 - STOCKHOLDERS’ DEFICIENCY

Preferred Stock

The Company has authorized 1,000,000 shares of preferred stock, par value $.10. The Board of Directors of the Company has broad discretion to create one or more series of preferred stock and to determine the rights, preferences and privileges of any such series. There are no shares of preferred stock outstanding as of December 31, 2005 and September 30, 2006.

Common Stock Issuances

During 2004, the Company issued to an officer and director of the Company 107,500,000 shares of Common Stock as compensation valued at $215,000.

During 2004, the Company issued to a director of the Company 10,000,000 shares of Common Stock as compensation valued at $20,000.

During 2004, the Company issued to a consultant 75,000,000 shares of Common Stock for services rendered valued at $150,000.

During 2004, the Company issued to a consultant 2,000,000 shares of Common Stock for services rendered valued at $4,000.

During 2006, the Company issued to an officer and director of the Company 122,613,500 shares of Common Stock as settlement of accrued compensation at December 31, 2005 of $225,227 and 62,386,500 shares of common stock for stock based compensation for the nine months ended September 30, 2006 of $124,773.

During 2006, the Company issued to a law firm 10,000,000 shares of Common Stock to settle outstanding 2005 legal bills of $20,000.

None of the forgoing shares are exchangable for shares of TADS.

AEROGROUP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2006 and 2005 (unaudited)
and Years Ended December 31, 2005 and 2004

NOTE 6 - STOCKHOLDERS’ DEFICIENCY (Continued)

Warrants

In December 2003, the Company issued to an investor warrants to purchase up to 18,000,000 shares of the Company’s Common Stock at an exercise of $0.01. The warrants expire on December 31, 2008. The warrants were valued at $36,000 and were recorded as a financing expense in 2003.

At December 31, 2005 and September 30, 2006 (unaudited) outstanding warrants to purchase common stock consisted of the following:

	No. of Warrants	Weighted Average Price
Balance - 01/01/04	441,733,080	$0.003
Issued - 2004	162,421,667	0.003
Issued - 2005	482,265,553	0.003
Balance - 12/31/05 (All exercisable)	1,086,420,300	$0.003

Issued-2006	66,686,667	$0.003
Issued-2006	2,000,000	$.01
Balance 9/30/06 (unaudited)	1,155,106,967	$0.003
Potential Proceeds Assuming all Exercised at
September 30, 2006 (unaudited)	$3,399,261

Earnings per Share

Securities that could potentially dilute basic earnings per share ("EPS") in the future that were not included in the computation of diluted EPS because to do so would have been anti-dilutive for the periods presented consist of the following at December 31, 2005:

	Principal and Interest	Additional Number of Potential Common Shares if Converted/Exercised
Convertible Debentures	$3,679,510	1,226,502,106
Warrants to purchase Common Stock	N/A	1,086,420,300
Less: Included in dilutive calculation		(195,000,000)
Total at December 31, 2005		2,117,922,406

AEROGROUP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2006 and 2005 (unaudited)
and Years Ended December 31, 2005 and 2004

NOTE 6 - STOCKHOLDERS’ DEFICIENCY (Continued)

Securities that could potentially dilute basic "EPS" in the future that were not included in the computation of diluted EPS because to do so would have been anti-dilutive for the periods presented consist of the following at September 30, 2006 (unaudited):

	Principal and Interest	Additional Number of Potential Common Shares if Converted/Exercised
Convertible Debentures	$4,608,979	1,391,872,502
Warrants to purchase Common Stock	N/A	1,155,106,967

Total at September 30, 2006 (unaudited)		2,546,979,469

All of these obligations to issue potential common shares were assumed be TADS as part of the sale of assess (Note 8)

NOTE 7- COMMITMENTS AND OTHER MATTERS

Consulting Agreement

On September 1, 2003, the Company entered into an agreement with a consultant to perform long-term strategic planning for the Company, and, in such capacity, to provide general advice to the Company on business and financial matters. The term of the agreement is three years. As consideration for the consultant’s services, the Company agreed to issue an aggregate of 30,000,000 shares of the Company’s common stock, deliverable: (a) 10,000,000 on the first anniversary of the Effective Date, (b) 10,000,000 on the second anniversary of the Effective Date, and (c) 10,000,000 on the third anniversary of the Effective Date. The total value of the services was $300,000 or $100,000 per year. As of December 31, 2005, $300,000 has been accrued and is included as part of accrued liabilities. No shares have been issued under the consulting agreement, and as part of the agreement with TADS, TADS will assume this obligation and shares will be convertible into 600,000 shares of TAD’s common stock, however, the parties have agreed that no shares will be issued without at least sixty-one days advance notice by the consultant to TADS.

Compensation Agreements

Pursuant to a 2002 compensation arrangement, the Company's Chief Executive officer is being paid a salary of $135,000 per annum. Accrued amounts under this agreement total $135,000-as of December 31, 2005 and $16,250 at September 30, 2006 (unaudited).

Pursuant to a 2002 compensation arrangement, the Company's Vice President is being paid a salary of $135,000 per annum. Accrued amounts under this agreement total $110,227 as of December 31, 2005 and $-0- at September 30, 2006 (unaudited).

Pursuant to a 2002 compensation arrangement, a director is being paid a salary of $50,000 per annum. Accrued amounts under this agreement total $155,000 as of December 31, 2005 and $192,500 at September 30, 2006 (unaudited).

AEROGROUP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2006 and 2005 (unaudited)
and Years Ended December 31, 2005 and 2004

NOTE 7- COMMITMENTS AND OTHER MATTERS (continued)

Leases

The Company rents its operating facilities from International Tactical Training Center, Inc., an entity that is 51% owned and controlled by Mark Daniels, dated May 8, 2006 (the “Sublease”). The sublease covers 15,397 square feet of office space in Building No. 110 located at 5501 Airport Drive, Dennison, Texas and 36,598 square feet of land also at the Grayson County Airport. The Sublease is a gross lease and rental under the sublease is $9,640 per month, subject to an annual increase equal to the increase in the consumer price index, which increase will not be less than 2% nor more than 8% over the previous year’s rental. With respect to the office space, the sublease expires in May, 2046. The balance of the sublease, which relates to the land, expires in April, 2011, pursuant to operating lease agreements expiring at various dates through 2010. The leases for certain facilities contain escalation clauses relating to increases in real property taxes as well as certain maintenance costs Future minimum operating lease commitments, along with sub-lease income consisted of the following at December 31, 2005:

Year Ending December 31,	Operating Leases
2006	$95,120
2007	115,680
2008	115,680
2009	115,680
2010	115,680
Thereafter	655,200

Total Minimum Obligations	$1,213,040

Rent expense for operating leases approximated $58,000 and $76,000 (unaudited) for the nine months ended September 30, 2006 and 2005, respectively and $89,000 and $123,000 for the years ended December 31, 2005 and 2004, respectively.

NOTE 8- SUBSEQUENT EVENTS

Debt Issued

During the period October 1, 2006 through November 30, 2006, the Company received proceeds of loans totaling $507,250 from four unrelated parties. The loans provide for interest at an annual rate of 12%. The loans are due within three years of issuance. Commencing with the closing of the TADS transaction, the loans are convertible into TADS common stock at a conversion rate of $1.00 per share and provide for warrants to purchase 357,250 shares of TADS common stock at an exercise price $1.00 per share. The agreements provide that the conversion rate maybe reduced in an event a default.

Sale of Assets

On December 15, 2006, pursuant to an Asset Purchase Agreement dated July 14, 2006, as amended, the Company sold substantially all of its assets to TADS, an unrelated publicly-traded Nevada corporation.

The consideration received by the Company includes the following:

•	14,989,800 shares of restricted common stock of TADS, constituting a majority of the then outstanding common stock of TADS.

•
Assumption by TADS of the Company’s obligations under its Convertible Debentures totaling approximately $4.6 million, inclusive of accrued interest, all convertible into shares of TADS common stock at prices ranging $0.15 to $1.00 per share.

•	Assumption by TADS of the Company’s obligation of $250,000 in connection with a settlement agreement. This note is convertible into shares of TADS common stock at $0.50 per share.

•
Assumption by TADS of the Company’s obligation under an assumed secured note payable to Daniels in the principal amount of $1,100,000, plus interest, at the rate of 12% per annum. The outstanding principal and interest is convertible into shares of TADS common stock at a conversion price of $.0.50 per share.

AEROGROUP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2006 and 2005 (unaudited)
and Years Ended December 31, 2005 and 2004

NOTE 8- SUBSEQUENT EVENTS-(continued)

•
Assumption by TADS of the Company’s obligation under a note assumed by the Company in connection with its June 2006 asset purchase in the principal amount of $2.2 million, plus interest at the rate of 8% per annum. The outstanding principal and interest is convertible into shares of TADS common stock at a conversion price of $0.50 per share.

•
Assumption by TADS of the Company’s obligations under certain outstanding Warrants. Each outstanding Warrant to purchase 50 shares of the Company’s common stock is exchangeable into a Warrant to purchase one share of common stock of TADS and substantially all of the warrants are exercisable at $0.15 per share.

•
Assumption by TADS of the Company’s obligations under government contracts and subcontracts and of leases relating to its Grayson Airport facilities, a $300,000 consulting contract and property leases discussed in Note 7.

•
Assumption by TADS of the Company’s obligations under various Notes totaling approximately $869,000. These Notes are convertible into shares of TADS common stock at prices ranging from $.45 to $1.00 per share.

After the completion of the asset sale, the Company will own a majority of the common stock of TADS.